Exhibit 10.2

QUADRAMED CORPORATION

EXECUTIVE LONG-TERM BONUS PLAN

1. Purpose

The purposes of the Plan are to (i) compensate the Company’s senior management team for substantial revenue performance and other achievements by the Company and (ii) focus the Company’s senior management team on goals which the Board believes will provide a stimulus to stock price appreciation.

2. Definitions

The following terms wherever used herein shall have the meanings set forth below.

(a) The term “Affiliate” shall mean any entity in which the Company or a Subsidiary has an ownership interest of at least 50%.

(b) The term “Board” shall mean the Board of Directors of QuadraMed Corporation.

(c) The term “Compensation Committee” shall mean the Compensation Committee of the Board.

(d) The term “Company” shall mean QuadraMed Corporation and/or any of its Subsidiaries and Affiliates, as the context requires.

(e) The term “Effective Date” shall mean the date the Plan is approved by the Board.

(f) The term “Adjusted EBITDA” shall mean, in any given fiscal year, the earnings of the Company before interest, taxes, depreciation and amortization, determined by the Compensation Committee based on the audited financial statements of the Company, without giving effect to any Significant Acquisition consummated by the Company after the Effective Date of the Plan.

(g) The term “Participant” shall mean each of the members of the Company’s senior management as selected by the Compensation Committee. The initial Participants are identified on Exhibit A to the Plan.

(h) The term “Payment Date” shall mean the date of payment of any bonus payable pursuant to the terms of the Plan determined by the Compensation Committee.

(i) The term “Plan” shall mean the QuadraMed Corporation Executive Long-Term Bonus Plan, as the same may be amended from time to time.

(j) The term “Revenues” shall mean, in any given fiscal year, the total consolidated revenues of the Company as determined by the Compensation Committee based on the audited financial statements of the Company, without giving effect to any Significant Acquisition consummated by the Company after the Effective Date of the Plan.

(k) The term “Significant Acquisition” shall mean an acquisition of assets and/or entity/ies determined to be significant by the Compensation Committee in its sole discretion.

(l) The term “Subsidiary” shall mean any corporation which at the time qualified as a subsidiary of the Company under the definition of “subsidiary corporation” in Section 424 of the Internal Revenue Code of 1986, as amended.

3. Effective Date of the Plan

The Plan shall become effective upon Board approval, such approval made based upon the recommendation of the Compensation Committee.

4. Administration

(a) The Plan shall be administered by the Compensation Committee.

(b) The Compensation Committee may establish, from time to time and at any time, subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto, as it deems necessary for the proper administration of the Plan.

(c) Bonus payments shall be paid to the Participants by the Company only after prior approval of the Compensation Committee.

(d) All bonus payments to be paid to the Participants pursuant to the Plan are subject to withholding of all applicable taxes, and the Compensation Committee may condition the payment of any bonuses under the Plan on satisfaction of the applicable withholding obligations.

(e) The Compensation Committee’s interpretation and construction of the provisions of the Plan and the rules and regulations adopted by the Compensation Committee shall be final and binding on all persons, unless otherwise determined by the Board. No member of the Compensation Committee or the Board shall be liable for any action taken or determination made, in respect of the Plan, in good faith.

5. Participation in the Plan

(a) The Plan is intended for Participants only.

(b) The Plan is not exclusive; additional bonuses may be granted by the Company to the Participants pursuant to other compensation plans offered by the Company or other properly approved compensation awards.

6. Bonus Payment Criteria

(a) Bonus payments that may be made to the Participants pursuant to the Plan are calculated based upon the achievement of goals specified by the Compensation Committee. Such goals have been determined by the Compensation Committee to be as follows (the “Goals”):

(i) Revenue/Adjusted EBITDA.

(A) For the fiscal year ended December 31, 2010, both:

(1) Revenues of at least $200 million; and

(2) an Adjusted EBITDA target to be defined by the Compensation Committee no later than August 29, 2008 (collectively, the “2010 Goals”), or

(B) In the event the Company fails to achieve the 2010 Goals, for the fiscal year ended December 31, 2001, both:

(1) Revenues of at least $220 million; and

(2) an Adjusted EBITDA target to be defined by the Compensation Committee no later than August 29, 2008 (collectively, the “2011 Goals”).

(ii) Series A Preferred Stock Conversion. For any reason whatsoever on or before March 31, 2012, the conversion of at least 90% of the total shares of the Company’s Series A Cumulative Mandatory Convertible Preferred Stock issued and outstanding as of the Effective Date of the Plan into shares of the Company’s common stock (or eligibility for mandatory conversion by the Board under the terms of the Certificate of Designation for the Series A Cumulative Mandatory Convertible Preferred Stock, as amended).

(b) Each Participant may be eligible for bonus payments pursuant to the Plan based upon the Company’s achievement of one or more of the Goals. Goal(s), the weighting of multiple Goals (if and as applicable), the maximum amount payable, and the amount(s) that may be paid based upon the achievement of the Goal(s), shall be determined on an individual Participant basis by the Compensation Committee and shall be recorded on Exhibit A to the Plan.

(c) In the event that a Participant is eligible to receive bonus payments based upon multiple Goals, the Company’s failure to achieve one such Goal shall not affect the Participant’s eligibility for bonus payments associated with other Goals.

(d) A Participant shall have no right to receive any bonus payment pursuant to the Plan unless such Participant is employed by the Company on a full-time basis on the Payment Date established by the Compensation Committee for such bonus payment.

(e) The aggregate maximum amount payable to all Participants pursuant to the Plan shall not exceed $3 million.

(f) Each bonus payment made to a Participant pursuant to the Plan shall be paid in cash by the Company on the Payment Date established by the Compensation Committee for such bonus payment.

7. Amendments and Discontinuance of the Plan

The Compensation Committee shall have the right at any time and from time to time to amend, modify, or discontinue the Plan.

8. Plan Subject to Governmental Laws and Regulations

The Plan and the payment of bonuses pursuant to the Plan shall be subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Compensation Committee may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations.

9. Exclusion From Retirement and Fringe Benefit Computation

No portion of any Award under the Plan shall be taken into account as “wages,” “salary” or “compensation” for any purpose, whether in determining eligibility, benefits or otherwise, under (i) any pension, retirement, profit sharing or other qualified or non-qualified plan of deferred compensation, (ii) any employee welfare or fringe benefit plan including, but not limited to, group insurance, hospitalization, medical, disability and severance programs, or (iii) any form of extraordinary pay including but not limited to bonuses, sick pay, vacation pay, termination indemnities or the like.

10. Non-Guarantee of Employment

Nothing in the Plan or any bonus payment made pursuant to the Plan shall be construed as a contract of employment between the Participant and the Company or any Subsidiary or Affiliate, and selection of any person as a Participant in the Plan will not give that person the right to continue in the employ of the Company or any Subsidiary or Affiliate, the right to continue to provide services to the Company or any Subsidiary or Affiliate, or as a limitation of the right of the Company or any Subsidiary or Affiliate to discharge any Participant or any other person at any time.

11. Liability Limited; Indemnification

(a) To the maximum extent permitted by the law of the State of Delaware, neither the Company, the Board, the Compensation Committee nor any of the members of the Board or Compensation Committee, shall be liable for any action or determination made with respect to the Plan.

(b) In addition to such other rights of indemnification that they may have, the members of the Board and the Compensation Committee shall be indemnified by the Company to the maximum extent permitted by Delaware law against any and all liabilities and expenses incurred in connection with their service in such capacity.

12. Miscellaneous

(a) The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

(b) The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws of any jurisdiction.

(c) All notices and other communications made or given pursuant to the Plan shall be in writing and shall be sufficiently made or given if delivered or mailed, addressed to the Participant at the address contained in the records of the Company or to the Company at the principal executive offices of the Company.

As approved by the Board of Directors of QuadraMed Corporation on May 6, 2008.

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